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                                   EXHIBIT 21


                      THE NEWHALL LAND AND FARMING COMPANY


                                  SUBSIDIARIES




The following subsidiaries are included in the Registrant's December 31, 1996 consolidated financial statements:



                           Newhall Depositary Company
                           (a California corporation)


                             Valencia Water Company
                           (a California corporation)


                           McDowell Mountain Ranch (1)
                               Limited Partnership
                        (an Arizona limited partnership)


                         Valencia Town Center Associates
                               Limited Partnership
                       (a California limited partnership)




(1)  Partnership sold April 17, 1996